Exhibit 99.1

Cable One Reports First Quarter 2022 Results

May 5, 2022 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended March 31, 2022.

Cable One acquired the remaining equity interests that it did not already own in Hargray Communications, a data, video and voice services provider ("Hargray"), on May 3, 2021 and acquired certain assets and assumed certain liabilities from Cable America Missouri, LLC, a data, video and voice services provider ("CableAmerica"), on December 30, 2021. Hargray and CableAmerica operations are collectively referred to as the "Acquired Operations" within this press release. Cable One contributed certain fiber operations to Clearwave Fiber LLC, a joint venture amongst Cable One and certain unaffiliated third-party investors ("Clearwave Fiber"), on January 1, 2022 (the "Clearwave Fiber Contribution"). The results discussed below and presented in the tables within this press release include Hargray and CableAmerica operations for the periods since their respective May 3, 2021 and December 30, 2021 acquisition dates and exclude the fiber operations contributed to Clearwave Fiber for the period since the January 1, 2022 contribution date.

First Quarter 2022 Highlights:

●

Total revenues were $426.7 million in the first quarter of 2022 compared to $341.3 million in the first quarter of 2021, an increase of 25.0%. Revenues for the first quarter of 2022 included $76.9 million from the Acquired Operations and revenues for the first quarter of 2021 included $5.4 million from operations contributed to Clearwave Fiber. Year-over-year, residential data revenues increased 25.4% and business services revenues increased 26.7%. Residential data and business services revenues for the first quarter of 2022 included $30.6 million and $17.6 million, respectively, from the Acquired Operations.

●

Net income was $171.5 million in the first quarter of 2022 (including $9.9 million from the Acquired Operations), an increase of 150.0% year-over-year. Adjusted EBITDA(1) was $226.5 million in the first quarter of 2022 (including $38.2 million from the Acquired Operations), an increase of 25.6% year-over-year. Net profit margin was 40.2% and Adjusted EBITDA margin(1) was 53.1%.

●

Net cash provided by operating activities was $188.7 million in the first quarter of 2022, an increase of 15.1% year-over-year. Adjusted EBITDA less capital expenditures(1) was $127.1 million in the first quarter of 2022 (including $25.0 million from the Acquired Operations), an increase of $18.6 million, or 17.1%, compared to the first quarter of 2021.

●

Residential data primary service units (“PSUs”) grew by approximately 5,000, or 0.5%, sequentially and grew by approximately 163,000, or 20.4%, year-over-year. Approximately 112,000(2) and 14,000 residential data PSUs were acquired in the Hargray and CableAmerica acquisitions, respectively, and approximately 8,700 residential data PSUs were contributed to Clearwave Fiber. Excluding the impact of PSUs contributed to Clearwave Fiber, residential data PSUs grew by approximately 11,000, or 1.1%, sequentially.

●

On January 1, 2022, the Company closed a joint venture transaction in which the Company contributed certain fiber operations and certain unaffiliated third-party investors contributed cash to a newly formed entity, Clearwave Fiber. The Company's approximately 58% investment in Clearwave Fiber was valued at $440.0 million as of the closing date.

●	The Company repurchased 47,800 shares of its common stock at an aggregate cost of $69.7 million during the first quarter of 2022.

(1)

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

(2)

Due to further refinement of Hargray's counting methodologies with those of Cable One, residential data PSUs obtained from the Hargray acquisition were 112,000, versus the 110,000 previously disclosed.

First Quarter 2022 Financial Results Compared to First Quarter 2021

Revenues increased $85.5 million, or 25.0%, to $426.7 million for the first quarter of 2022. Revenues for the first quarter of 2022 included $76.9 million from the Acquired Operations and revenues for the first quarter of 2021 included $5.4 million from the operations contributed to Clearwave Fiber. The year-over-year increase was driven primarily by revenues from the Acquired Operations and residential data services, partially offset by decreased revenues resulting from the Clearwave Fiber Contribution and decreases in residential video and residential voice revenues.

Operating expenses (excluding depreciation and amortization) were $119.4 million in the first quarter of 2022 and increased $18.0 million, or 17.7%, compared to the first quarter of 2021. The increase in operating expenses was primarily attributable to $22.7 million of additional expenses related to the Acquired Operations and higher labor and other compensation-related costs, partially offset by lower programming expenses. Operating expenses as a percentage of revenues were 28.0% and 29.7% for the first quarter of 2022 and 2021, respectively.

Selling, general and administrative expenses were $87.8 million and $69.0 million for the first quarter of 2022 and 2021, respectively. The increase in selling, general and administrative expenses was primarily attributable to $16.0 million of additional expenses related to the Acquired Operations and increases in marketing costs, professional fees and health insurance costs, partially offset by lower acquisition-related costs. Selling, general and administrative expenses as a percentage of revenues were 20.6% and 20.2% for the first quarter of 2022 and 2021, respectively.

Depreciation and amortization expense was $87.9 million for the first quarter of 2022 and increased $19.4 million, or 28.3%, compared to the first quarter of 2021. The increase in depreciation and amortization expense was primarily due to $24.4 million of additional expenses from the Acquired Operations, partially offset by lower expenses resulting from the Clearwave Fiber Contribution. Depreciation and amortization expense as a percentage of revenues was 20.6% and 20.1% for the first quarter of 2022 and 2021, respectively.

The Company recognized a $22.1 million non-cash gain associated with the Clearwave Fiber Contribution.

Other income, net, was $88.1 million for the first quarter of 2022 and consisted primarily of an $84.6 million non-cash gain on fair value adjustment associated with the call and put options to acquire the remaining equity interests in Mega Broadband Investments Holdings LLC (the "MBI Net Option") and interest and investment income. Other income, net, was $8.1 million for the first quarter of 2021 and consisted primarily of a $5.6 million non-cash gain associated with the MBI Net Option fair value adjustment and investment and interest income.

Income tax provision was $41.5 million and $17.7 million for the first quarter of 2022 and 2021, respectively, and the Company’s effective tax rate was 19.8% and 20.4% for the first quarter of 2022 and 2021, respectively.

Net income was $171.5 million in the first quarter of 2022 compared to $68.6 million in the prior year quarter.

Adjusted EBITDA was $226.5 million (including $38.2 million from the Acquired Operations) and $180.4 million for the first quarter of 2022 and 2021, respectively, an increase of 25.6%. Capital expenditures for the first quarter of 2022 totaled $99.4 million (including $13.2 million from the Acquired Operations) compared to $71.9 million for the first quarter of 2021. Adjusted EBITDA less capital expenditures for the first quarter of 2022 was $127.1 million (including $25.0 million from the Acquired operations) compared to $108.5 million in the prior year quarter, an increase of 17.1%.

Liquidity and Capital Resources

At March 31, 2022, the Company had $368.2 million of cash and cash equivalents on hand compared to $388.8 million at December 31, 2021. The Company’s debt balance was approximately $3.9 billion at both March 31, 2022 and December 31, 2021. The Company had $448.8 million available for borrowing under its revolving credit facility as of March 31, 2022.

The Company paid $16.7 million in dividends to stockholders and repurchased 47,800 shares of its common stock at an aggregate cost of $69.7 million during the first quarter of 2022.

Conference Call

Cable One will host a conference call with the financial community to discuss results for the first quarter of 2022 on Thursday, May 5, 2022, at 5 p.m. Eastern Time (ET).

The conference call will be available via a live audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-833-968-2277 (International: 1-236-714-2980) and using the access code 9688907. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.

A replay of the call will be available from May 5, 2022 until May 19, 2022 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures

The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, (gain) loss on sale of business, equity method investment (income) loss, other (income) expense and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.

“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.

“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.

The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA and capital expenditures are also significant performance measures used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company serves more than 1.1 million residential and business customers in 24 states as of March 31, 2022. Over its fiber-optic infrastructure, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced WiFi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.

Contacts Trish Niemann Vice President, Communications Strategy 602-364-6372 patricia.niemann@cableone.biz	Steven Cochran Chief Financial Officer investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray acquisition;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the transition away from the London Interbank Offered Rate and the adoption of alternative reference rates;
●	risks associated with the Company’s convertible indebtedness;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions, labor shortages, supply chain disruptions and changes in rates of inflation;
●	lower demand for the Company's residential data and business services;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●

the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2022	2021	Change	% Change
Revenues:
Residential data	$230,153	$183,605	$46,548	25.4%
Residential video	84,658	76,017	8,641	11.4%
Residential voice	11,896	10,477	1,419	13.5%
Business services	76,498	60,362	16,136	26.7%
Other	23,521	10,801	12,720	117.8%
Total Revenues	426,726	341,262	85,464	25.0%
Costs and Expenses:
Operating (excluding depreciation and amortization)	119,421	101,464	17,957	17.7%
Selling, general and administrative	87,766	69,042	18,724	27.1%
Depreciation and amortization	87,919	68,530	19,389	28.3%
(Gain) loss on asset sales and disposals, net	2,490	(120)	2,610	NM
(Gain) loss on sale of business	(22,087)	-	(22,087)	NM
Total Costs and Expenses	275,509	238,916	36,593	15.3%
Income from operations	151,217	102,346	48,871	47.8%
Interest expense	(30,080)	(23,581)	(6,499)	27.6%
Other income (expense), net	88,060	8,100	79,960	NM
Income before income taxes and equity method investment income (loss), net	209,197	86,865	122,332	140.8%
Income tax provision	41,501	17,715	23,786	134.3%
Income before equity method investment income (loss), net	167,696	69,150	98,546	142.5%
Equity method investment income (loss), net	3,780	(568)	4,348	NM
Net income	$171,476	$68,582	$102,894	150.0%

Net Income per Common Share
Basic	$28.49	$11.41	$17.08	149.7%
Diluted	$26.85	$11.19	$15.66	139.9%
Weighted Average Common Shares Outstanding:
Basic	6,018,881	6,012,402	6,479	0.1%
Diluted	6,444,963	6,168,261	276,702	4.5%

Unrealized gain on cash flow hedges and other, net of tax	$57,404	$55,467	$1,937	3.5%
Comprehensive income	$228,880	$124,049	$104,831	84.5%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$368,166	$388,802
Accounts receivable, net	50,146	56,253
Income taxes receivable	8,051	24,193
Prepaid and other current assets	41,015	31,705
Total Current Assets	467,378	500,953
Equity investments	1,177,332	727,565
Property, plant and equipment, net	1,602,493	1,854,104
Intangible assets, net	2,744,906	2,861,137
Goodwill	927,981	967,913
Other noncurrent assets	39,330	42,322
Total Assets	$6,959,420	$6,953,994

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$182,251	$203,387
Deferred revenue	23,956	26,851
Current portion of long-term debt	43,105	38,837
Total Current Liabilities	249,312	269,075
Long-term debt	3,788,764	3,799,500
Deferred income taxes	896,374	854,156
Interest rate swap liability	21,390	81,627
Other noncurrent liabilities	67,433	156,541
Total Liabilities	5,023,273	5,160,899

Stockholders' Equity
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 6,011,790 and 6,046,362 shares outstanding as of March 31, 2022 and December 31, 2021, respectively)	62	62
Additional paid-in capital	560,845	555,640
Retained earnings	1,611,357	1,456,543
Accumulated other comprehensive loss	(25,391)	(82,795)
Treasury stock, at cost (163,609 and 129,037 shares held as of March 31, 2022 and December 31, 2021, respectively)	(210,726)	(136,355)
Total Stockholders' Equity	1,936,147	1,793,095
Total Liabilities and Stockholders' Equity	$6,959,420	$6,953,994

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands)	2022	2021	Change	% Change
Net income	$171,476	$68,582	$102,894	150.0%
Net profit margin	40.2%	20.1%

Plus: Interest expense	30,080	23,581	6,499	27.6%
Income tax provision	41,501	17,715	23,786	134.3%
Depreciation and amortization	87,919	68,530	19,389	28.3%
Equity-based compensation	5,205	4,127	1,078	26.1%
(Gain) loss on deferred compensation	(65)	27	(92)	NM
Acquisition-related costs	1,282	4,370	(3,088)	(70.7)%
(Gain) loss on asset sales and disposals, net	2,490	(120)	2,610	NM
System conversion costs	573	1,051	(478)	(45.5)%
Rebranding costs	-	44	(44)	(100.0)%
(Gain) loss on sale of business	(22,087)	-	(22,087)	NM
Equity method investment (income) loss, net	(3,780)	568	(4,348)	NM
Other (income) expense, net	(88,060)	(8,100)	(79,960)	NM
Adjusted EBITDA	$226,534	$180,375	$46,159	25.6%
Adjusted EBITDA margin	53.1%	52.9%

Less: Capital expenditures	$99,448	$71,853	$27,595	38.4%
Capital expenditures as a percentage of net income	58.0%	104.8%
Capital expenditures as a percentage of Adjusted EBITDA	43.9%	39.8%

Adjusted EBITDA less capital expenditures	$127,086	$108,522	$18,564	17.1%

NM = Not meaningful.

	Three Months Ended March 31,
(dollars in thousands)	2022	2021	Change	% Change
Net cash provided by operating activities	$188,719	$163,993	$24,726	15.1%
Capital expenditures	(99,448)	(71,853)	(27,595)	38.4%
Interest expense	30,080	23,581	6,499	27.6%
Non-cash interest expense	(2,373)	(1,432)	(941)	65.7%
Income tax provision (benefit)	41,501	17,715	23,786	134.3%
Changes in operating assets and liabilities	(6,070)	(18,816)	12,746	(67.7)%
Change in deferred income taxes	(23,788)	(7,131)	(16,657)	233.6%
(Gain) loss on deferred compensation	(65)	27	(92)	NM
Acquisition-related costs	1,282	4,370	(3,088)	(70.7)%
Write-off of debt issuance costs	-	(487)	487	(100.0)%
System conversion costs	573	1,051	(478)	(45.5)%
Rebranding costs	-	44	(44)	(100.0)%
Fair value adjustments	84,735	5,560	79,175	NM
Other (income) expense, net	(88,060)	(8,100)	(79,960)	NM
Adjusted EBITDA less capital expenditures	$127,086	$108,522	$18,564	17.1%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of March 31,		Change
(in thousands, except percentages and ARPU data)	2022	2021	Amount	%
Homes Passed	2,672	2,314	358	15.5%

Residential Customers	1,033	902	131	14.5%

Data PSUs	962	799	163	20.4%
Video PSUs	225	239	(14)	(6.0)%
Voice PSUs	102	87	15	17.6%
Total residential PSUs	1,289	1,125	164	14.6%

Business Customers	101	86	15	17.7%

Data PSUs	95	81	14	16.6%
Video PSUs	13	13	1	4.1%
Voice PSUs	41	35	6	16.8%
Total business services PSUs	149	129	20	15.4%

Total Customers	1,134	988	146	14.8%
Total non-video	894	734	160	21.7%
Percent of total	78.8%	74.3%		4.5%

Data PSUs	1,057	880	177	20.1%
Video PSUs	238	252	(14)	(5.5)%
Voice PSUs	143	122	21	17.4%
Total PSUs	1,438	1,254	184	14.7%

Penetration
Data	39.6%	38.1%		1.5%
Video	8.9%	10.9%		(2.0)%
Voice	5.4%	5.3%		0.1%

Share of First Quarter Revenues
Residential data	53.9%	53.8%		0.1%
Business services	17.9%	17.7%		0.2%
Total	71.9%	71.5%		0.4%

ARPU - First Quarter
Residential data(1)	$79.96	$77.24	$2.72	3.5%
Residential video(1)	$119.91	$103.86	$16.05	15.5%
Residential voice(1)	$38.33	$39.59	$(1.26)	(3.2)%
Business services(2)	$253.33	$235.30	$18.03	7.7%

Note:	All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)

Average monthly revenue per unit (“ARPU”) values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.

(2)

ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.